Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-     ) pertaining to the CRIIMI MAE Inc. Deferred Compensation Plan of our report dated March 8, 2004, with respect to the 2003 and 2002 consolidated financial statements of CRIIMI MAE Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
McLean, Virginia
September 28, 2004